Exhibit 99.1

FOR IMMEDIATE RELEASE

For Additional Information:

A. William Stein	Pamela A. Matthews
Chief Financial Officer and	Investor/Analyst Information
Chief Investment Officer	Digital Realty Trust, Inc.
Digital Realty Trust, Inc.	(415) 738-6500
(415) 738-6500

DIGITAL REALTY TRUST TO PRESENT AT THE CITIGROUP 17TH ANNUAL

ENTERTAINMENT, MEDIA AND TELECOMMUNICATIONS CONFERENCE

San Francisco, Calif. (January 9, 2007) – Digital Realty Trust (NYSE: DLR) announced today that Michael F. Foust, Chief Executive Officer, will be presenting on Thursday, January 11th at the Citigroup 17th Annual Entertainment, Media and Telecommunications Conference at 11:45 a.m. PST. The conference is being held January 8 - 11, 2006 at the Mandalay Bay Resort and Casino in Las Vegas, Nevada.

A webcast of the live presentation will be accessible from the investor relations section of Digital Realty Trust’s website at www.digitalrealtytrust.com. For those who cannot participate in the live event, an archive of the webcast will also be available at www.digitalrealtytrust.com.

About Digital Realty Trust, Inc.

Digital Realty Trust, Inc. owns, acquires, repositions and manages technology-related real estate. Digital Realty Trust’s 60 properties contain applications and operations critical to the day-to-day operations of technology industry tenants and corporate enterprise datacenter tenants. Comprising approximately 11.5 million rentable square feet, including 1.6 million square feet of space held for redevelopment, Digital Realty Trust’s portfolio is located in 25 markets throughout North America and Europe. For additional information, please visit the Digital Realty Trust’s website at http://www.digitalrealtytrust.com.

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560 MISSION STREET, SUITE 2900

SAN FRANCISCO, CA 94105

415-738-6500